EXHIBIT 10.43
FIRST AMENDING AGREEMENT dated as of September 28, 2006

BETWEEN:	ABITIBI-CONSOLIDATED INC., (“ACI”)

AND:	ABITIBI CONSOLIDATED COMPANY OF CANADA,

(the “Borrowers”)

AND:	THE LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO BELOW,

(the “existing Lenders”)

AND:	THE TORONTO-DOMINION BANK, (“TD”)

(“Lender”)

AND:	CANADIAN IMPERIAL BANK OF COMMERCE,

(the “Agent”)
Recitals
A.	The Borrowers, the Agent and the existing Lenders are party to a credit agreement dated as of October 3, 2005 (the “Credit Agreement”) providing for credit facilities in an aggregate amount of $700,000,000 (the “Facilities”).

B.	The Facilities are comprised of Facility A (which is an aggregate amount of $550,000,000) and Facility B (which is in an aggregate amount of $150,000,000).

C.	Facility A is currently available while Facility B will be available only when the Facility B Availability Date has occurred (as provided in Section 9.2 of the Credit Agreement).

D.	Pursuant to Section 2.14 of the Credit Agreement, ACI is entitled to request an increase up to $115,000,000 in the aggregate amount of the Facilities (any such increase to be allocated to Facility B but with the total Commitment of each existing or new Lender being reallocated or allocated pro rata to the respective amounts of Facility A and Facility B).

E.	ACI has requested a $50,000,000 increase in the aggregate amount of the Facilities and TD has agreed to become a Lender under the Credit Agreement with a total Commitment equal to the amount of such increase.

F.	Section 2.14 of the Credit Agreement also provides that after such request and the acceptance by a Person who qualifies as new Lender to commit for the amount of the increase, the Agent, the Borrowers, the existing Lenders and the new Lenders will execute an amendment to the Credit Agreement giving effect to the increase and containing the other provisions contemplated in said Section 2.14.

G.	TD qualifies as new Lender pursuant to the Credit Agreement and the parties hereto wish to amend the Credit Agreement as provided in Section 2.14 thereof.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1.	Interpretation
1.1	Capitalized terms used herein and defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.
1.2	Any reference to the Credit Agreement in any Credit Document (including any Security Document) refers to the Credit Agreement as amended hereby.
2.	Amendments to the Credit Agreement
2.1	TD hereby becomes a Lender under the Credit Agreement with a total Commitment of $50,000,000.

2.2	Facility B is hereby increased from $150,000,000 to $200,000,000 and the provisions of the Credit are amended accordingly.

2.3	The total Commitment of each existing Lender is hereby reallocated and the total Commitment of TD is hereby allocated, in each case, pro rata to the amount of Facility A and to the new amount of Facility B. As a result of the foregoing, the new amount of the total Commitment of each Leader (and of its Commitment in respect of Facility A and Facility B) is as specified opposite its name on the signature page of this Agreement.

3.	Adjustments
3.1	Upon this Agreement being effective, the Agent will notify the Borrowers and the Lenders of the adjustments which are required to be made among the Lenders to ensure that all outstanding Borrowings under Facility A are owed to the Lenders in the proportion of their respective Commitments under Facility A.

3.2	Upon receipt of such notification, TD will promptly pay to the Agent the amounts payable by TD under such adjustments and the Agent will promptly distribute to the other Lenders the amounts so received to give effect to such adjustments. The Borrowers acknowledge that upon such payment and distribution being made, the Borrowings so adjusted will be owing to the Lenders as provided in such adjustments.

3.3	The Agent may determine the adjustments to be made pursuant to Section 3.1 without regard to outstanding overdraft utilizations with the Swingline Lender pursuant to Section 2.9.
4.	Conditions Precedent
Prior to or concurrently upon the execution of this Agreement, each of the Borrowers must have delivered to the Lenders a copy of the corporate resolutions and other documents evidencing the authority of the persons herein acting on behalf of such Borrower.
5.	Confirmation
The Borrowers (i) represent to the Agent and the Lenders that this Agreement will not result in any Default and (ii) confirm and acknowledge that TD as Lender is also entitled to the benefit of the Security Documents.
6.	Fees and Expenses
The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Agent.
7.	Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.

8.	Governing Law
This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.
9.	Effectiveness
This Agreement will be effective as of the date on which the Agent confirms to the Borrowers and the Lenders that this Agreement has been executed by all parties hereto.

     IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Abitibi-Consolidated Inc.

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Abitibi-Consolidated Company of Canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Canadian Imperial Bank of Commerce, as Agent

Per:	/s/ David Evelyn

David Evelyn Director

Per:	/s/ Mark Chandler

Mark Chandler Executive Director

(the names and signatures of the Lenders are on the next page)

		Lenders

		Canadian Imperial Bank of Commerce

Facility A:	$97,533,000	Per:	/s/ Peter Rawlins

Facility B:	$35,467,000		Peter Rawlins
			DIRECTOR

Total:	$133,000,000	Per:	/s/ Scott Curtia

			Scott Curtia
			Managing Director

		The Bank of Nova Scotia

Facility A:	$89,467,000	Per:	/s/ David Angel

Facility B:	$32,533,000		David Angel

Total:	$122,000,000	Per:	/s/ David Loewen

			David Loewen

		Citibank, N.A., Canadian Branch

Facility A:	$85,800,000	Per:	/s/ Isabelle Cõté

Facility B:	$31,200,000		Isabelle Cõté
			Director

Total:	$117,000,000	Per:

		Goldman Sachs Canada Credit Partners Co.

Facility A:	$73,333,000	Per:	/s/ Pedro Ramirez

Facility B:	$26,667,000		Pedro Ramirez
			Authorized Signatory

Total:	$100,000,000	Per:

		Lenders

		Credit Suisse, Toronto Branch

Facility A:	$58,667,000	Per:	/s/ Alain Daoust

Facility B:	$21,333,000		Alain Daoust
			Director

Total:	$80,000,000	Per:	/s/ Bruce F. Wetherly

			Bruce F. Wetherly
			Director,
			CREDIT SUISSE, TORONTO BRANCH

		National Bank of Canada

Facility A:	$55,000,000	Per:	/s/ [UNREADABLE]

Facility B:	$20,000,000

Total:	$75,000,000	Per:	/s/ [UNREADABLE]

		The Toronto-Dominion Bank

Facility A:	$36,667,000	Per:	/s/ [UNREADABLE]

Facility B:	$13,333,000

Total:	$50,000,000	Per:	/s/ [UNREADABLE]

		ABN AMRO Bank N.V.

Facility A:	$31,533,000	Per:	/s/ [UNREADABLE]

Facility B:	$11,467,000

Total:	$43,000,000	Per:	/s/ [UNREADABLE]

		Export Development Canada

Facility A:	$22,000,000	Per:	/s/ Dan Kovacs

Facility B:	$8,000,000		Dan Kovacs
			SENIOR ASSET MANAGER

Total:	$30,000,000	Per:	/s/ Kevin Skilliter

			Kevin Skilliter
			SENIOR ASSET MANAGER